UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

225 NE Mizner Blvd., Suite 640, Boca Raton, Florida 33432

(Address of Principal Executive Offices) (Zip Code)

(561) 710-0512

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per shares	INMB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 19, 2025, INmune Bio Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), as sales agent, pursuant to which the Company may offer and sell, from time to time, through A.G.P., up to $65,000,000 of shares of its common stock, par value $0.001 per share (the “Common Stock”).

The Company is not obligated to sell any shares of Common Stock under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, A.G.P. will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of the Nasdaq Capital Market to sell shares of Common Stock from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Upon delivery of a placement notice, and subject to the Company’s instructions in that notice, and the terms and conditions of the Sales Agreement generally, A.G.P. may sell the Common Stock by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. A.G.P.’s obligations to sell shares of Common Stock under the Sales Agreement are subject to satisfaction of certain conditions, including customary closing conditions.

The Company will pay A.G.P. a commission of 3.0% of the aggregate gross proceeds from each sale of shares of Common Stock and has agreed to provide A.G.P. with customary indemnification and contribution rights. The Company has also agreed to reimburse A.G.P. for certain specified expenses.

The shares of Common Stock will be offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 279036) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 1, 2024, and declared effective by the SEC on August 7, 2024, and the accompanying base prospectus included therein, as supplemented by the prospectus supplement, dated December 19, 2025, filed with the SEC.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the legal opinion and consent of Sichenzia Ross Ference Carmel LLP relating to the shares of Common Stock being offered and sold pursuant to the Sales Agreement is attached hereto as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description
1.1	Sales Agreement, dated December 19, 2025, by and between INmune Bio Inc. and A.G.P./Alliance Global Partners
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
23.1	Consent of Sichenzia Ross Ference Carmel LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMUNE BIO INC.

Date: December 19, 2025	By:	/s/ David Moss
David Moss
Chief Executive Officer

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